Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

Equity Bancshares, Inc. Reports Third Quarter Results

Equity continues stakeholder support programs during pandemic,

while deferring approximately 1% of total loans, maintains Tier 1 Capital ratio of 13.3%

and adds $2.97 tangible book per share year-to-date in 2020

WICHITA, Kansas, October 20, 2020 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the third quarter ended September 30, 2020.

Equity recorded a $104.8 million impairment in the value of goodwill and a resulting net loss of $90.4 million or $6.01 per diluted share in the quarter ended September 30, 2020, while maintaining a Tier 1 capital ratio of 13.3%, growing tangible book value by $2.43 per share and continuing to grow core deposits and relationships.  Net income, adjusted to exclude the impairment charge on goodwill, was $9.1 million, or $0.60 per diluted share.

“I’m very proud of our relationship bankers in each of our markets for their continued collaboration and support of our communities.  As a result of our collaborative approach with our customers, we currently have approximately 1% of loans on deferral as of September 30, 2020, down from approximately 24% on June 30, 2020.  We continue to be positioned for loan opportunities in all regional pipelines,” said Brad Elliott, Chairman and CEO of Equity.

“Despite the non-recurring impact of goodwill impairment on our earnings during the third quarter, our regulatory capital ratios and tangible book value, which grew to $23.72 during the third quarter, are the highest levels we’ve reported as a publicly-traded company and are indicative of a safe and sound bank under the regulatory capital framework.  Our capital levels position Equity to support continued growth, long-term stability and core earnings.  We continue to support our small business, commercial and family customers and we are confident that our leadership during the pandemic crisis indicates the resolve and importance of community banking and will be a key component of our Equity story.”

Through September 30, 2020, Equity reported net growth of more than 3,389 new consumer core deposit customers and $279.9 million in core deposit growth.  Equity’s digital adoption among core banking customers through September 30, 2020, was 48.4% compared to 42.4% at September 30, 2019, with online bill payment and mobile deposit totals of $30.1 million, an 11.0% increase compared to the nine-month period ended September 30, 2019.

“We continue to be responsive and adaptive to our changing customer bases and upgrades to our online banking platform have resulted in continued customer satisfaction, as well as increased treasury service relationships and Equity Trust and Wealth Management customers,” said Mr. Elliott. “Our mission is to deliver sophisticated banking products to customers throughout a diverse range of markets.  Upgraded online tools and savvy relationship bankers have helped us provide value to small businesses in our regions as well as consumers accessing their money in new and different ways.

Equity received two local honors for work within our regions and collaboration by our team members.  The Company earned the honor of Leaders in Diversity and Inclusion 2020, its second straight year and third overall earning the honor from the Wichita Business Journal.  Companies recognized are leading efforts to develop inclusive working environments, products and delivery that are impactful to their communities.  Equity was also recognized as one of the Top Innovative Companies in Wichita in 2020, also awarded by the Wichita Business Journal, for its improvement in processes and outcomes for customers, including its digital upgrades and PPP implementation.

Notable Items:

•

Tangible book value per common share was $23.72 at September 30, 2020, as compared to $20.75 at December 31, 2019, representing an increase of 14.3% or $2.97.  During the quarter ended September 30, 2020, the Company repurchased 383,523 shares at a weighted average cost of $15.48, totaling $5.9 million

•	At September 30, 2020, $40.2 million of loans were under deferment in connection to the COVID-19 crisis, as compared to $673.9 million, or 24.0% of total loans, under deferment at June 30, 2020.

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

Equity’s Balance Sheet Highlights:

•	Total loans held for investment of $2.73 billion at September 30, 2020, as compared to total loans held for investment of $2.56 billion at December 31, 2019.
•

Total deposits of $3.13 billion at September 30, 2020, as compared to $3.06 billion at December 31, 2019.  Signature deposits, including core deposits comprised of checking, savings and money market accounts, were $2.51 billion at September 30, 2020, relative to $2.23 billion at December 31, 2019.

•	Total assets were $3.87 billion at September 30, 2020, as compared to $3.95 billion at December 31, 2019.

Financial Results for the Quarter Ended September 30, 2020

Net loss allocable to common stockholders was $90.4 million, or $6.01 per diluted share, for the three months ended September 30, 2020, as compared to net income allocable to common stockholders of $1.7 million, or $0.11 per diluted share, for the three months ended June 30, 2020, a decrease of $92.1 million.  This decrease was primarily attributable to a goodwill impairment charge of $104.8 million taken during the quarter.  Net income, excluding the goodwill impairment, using a projected 22.5% effective tax rate, for the quarter ended September 30, 2020 totaled $9.1 million, or $0.60 per diluted share.

Net Interest Income

Net interest income was $32.1 million for the three months ended September 30, 2020, as compared to $32.9 million for the three months ended June 30, 2020, a $784 thousand, or 2.4% decrease.  The decrease in net interest income was driven by a decrease in net interest margin of two basis points, declining to 3.47% for the three months ended September 30, 2020 from 3.49% for the three months ended June 30, 2020.  The yield on earning assets declined two basis points to 4.01% for the quarter ended September 30, 2020 from 4.03% from the previous quarter.  The cost of interest-bearing liabilities declined to 0.70% or one basis point for the quarter ended September 30, 2020 from 0.71% in the quarter ended June 30, 2020.  The cost of interest-bearing deposits declined 13 basis points to 0.50% for the three months ended September 30, 2020 from 0.63% in the previous quarter primarily attributed to the decline in the cost of time deposits, which declined 28 basis points between the quarters.  The cost of other borrowings increased to 4.45% in the three months ended September 30, 2020 from 2.09% from the quarter ended June 30, 2020, due the addition of subordinated debt issued by the Company in late June and late July, cumulatively adding $75 million of debt with a coupon of 7.0%.

Provision for Loan Losses

The provision for loan losses was $815 thousand for the three months ended September 30, 2020, as compared to $12.5 million for the three months ended June 30, 2020.  For the three months ended September 30, 2020, we had net charge-offs of $806 thousand as compared to $337 thousand for three months ended June 30, 2020.

Non-Interest Income

Total non-interest income was $6.5 million for the three months ended September 30, 2020 increasing $753 thousand from the $5.7 million reported for the three months ended June 30, 2020.  Service charges and fees were $1.7 million representing an increase of $341 thousand, or 25.0%, from the quarter ended June 30, 2020.  The most significant driver of the increase was an improvement in overdraft fees.  Debit card income totaled $2.5 million in the quarter ended September 30, 2020, increasing $290 thousand, or 13.2%, from the quarter ended June 30, 2020.  Debit card transaction volume increased approximately 12% in the third quarter as compared to the second quarter of 2020.

Non-Interest Expense

Total non-interest expense for the quarter ended September 30, 2020 was $130.8 million; when the goodwill impairment charge of $104.8 million is excluded, pro-forma non-interest expense totals $26.0 million, compared to $23.9 million in the previous quarter.  The $2.1 million increase is primarily attributed to a $1.2 million increase in salaries and employee benefits.  The most significant contributor to the increase in salaries and benefits was a $791 thousand unfavorable

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

change, due to the effect of salaries and benefits deferred as loan origination costs recognized in the three months ended June 30, 2020, related to PPP loan originations.

Asset Quality

As of September 30, 2020, Equity’s allowance for loan losses to total loans was 1.25%, as compared to 0.48% at December 31, 2019.  Total reserves, including purchase discounts, to total loans were approximately 1.61% as of September 30, 2020, as compared to 0.85% at December 31, 2019.  Nonperforming assets were $61.7 million as of September 30, 2020, or 1.60% of total assets.  Nonperforming assets were $46.9 million at December 31, 2019, or 1.19% of total assets.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.8%, the total capital to risk-weighted assets was 17.4% and the total leverage ratio was 8.8% at September 30, 2020.  At December 31, 2019, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 11.6%, the total capital to risk-weighted assets ratio was 12.6% and the total leverage ratio was 9.0%. The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.2%, a ratio of total capital to risk-weighted assets of 15.4% and a total leverage ratio of 9.3% at September 30, 2020.  At December 31, 2019, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 12.0%, their ratio of total capital to risk-weighted assets was 12.5% and their total leverage ratio was 8.9%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions.  Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended.  In order to improve the comparability of the ratio to our peers, we remove non-core items.  To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision, provision for loan losses and goodwill impairment is a measure that the Company uses to understand fundamental operating performance before these expenses.  Used as a ratio relative to average assets, we believe it demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.  Used as a ratio relative to average equity we believe it can be used as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization.  These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity.  Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company.  Other companies may calculate and define their non-GAAP financial measures and supplemental data differently.  A reconciliation of GAAP financial

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 8 in the following press release tables.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Executive Vice President and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss third quarter 2020 results on Wednesday, October 21, 2020, at 10:00 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at. On Wednesday, October 21, 2020, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 4668766.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until October 27, 2020, accessible at (855) 859-2056 with conference ID no. 4668766 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2020, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Consolidated Statements of Operations
•	Table 2. Quarterly Consolidated Statements of Operations
•	Table 3. Consolidated Balance Sheets
•	Table 4. Selected Financial Highlights
•	Table 5. Year-to-Date Net Interest Income Analysis
•	Table 6. Quarter-to-Date Net Interest Income Analysis
•	Table 7. Quarter Over Quarter Net Interest Income Analysis
•	Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 1. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Interest and dividend income
Loans, including fees	$32,278	$38,051	$99,281	$112,611
Securities, taxable	3,476	4,673	12,113	14,724
Securities, nontaxable	923	1,045	2,769	3,143
Federal funds sold and other	405	780	1,409	2,037
Total interest and dividend income	37,082	44,549	115,572	132,515
Interest expense
Deposits	3,064	10,507	13,827	32,381
Federal funds purchased and retail repurchase agreements	25	50	80	116
Federal Home Loan Bank advances	471	1,957	2,198	5,103
Federal Reserve Bank discount window	—	—	6	—
Bank stock loan	—	198	415	507
Subordinated debentures	1,415	311	1,953	955
Total interest expense	4,975	13,023	18,479	39,062

Net interest income	32,107	31,526	97,093	93,453
Provision for loan losses	815	679	23,255	17,299
Net interest income after provision for loan losses	31,292	30,847	73,838	76,154
Non-interest income
Service charges and fees	1,706	2,268	5,097	6,431
Debit card income	2,491	2,205	6,735	6,129
Mortgage banking	877	820	2,298	1,699
Increase in value of bank-owned life insurance	489	507	1,452	1,494
Net gains from securities transactions	—	4	12	17
Other	922	768	1,929	2,577
Total non-interest income	6,485	6,572	17,523	18,347
Non-interest expense
Salaries and employee benefits	13,877	13,039	40,076	40,204
Net occupancy and equipment	2,224	2,177	6,578	6,332
Data processing	2,817	2,673	8,243	7,436
Professional fees	877	991	3,187	3,375
Advertising and business development	598	806	1,697	2,174
Telecommunications	486	523	1,363	1,593
FDIC insurance	360	111	1,291	1,119
Courier and postage	366	352	1,103	1,020
Free nationwide ATM cost	439	459	1,186	1,240
Amortization of core deposit intangibles	1,030	784	2,806	2,348
Loan expense	107	165	628	608
Other real estate owned	133	(88)	710	326
Merger expenses	—	—	—	915
Goodwill impairment	104,831	—	104,831	—
Other	2,690	2,231	6,831	6,099
Total non-interest expense	130,835	24,223	180,530	74,789
Income (loss) before income tax	(93,058)	13,196	(89,169)	19,712
Provision for income taxes (benefit)	(2,653)	2,790	(1,711)	4,147
Net income (loss) and net income (loss) allocable to common stockholders	$(90,405)	$10,406	$(87,458)	$15,565
Basic earnings (loss) per share	$(6.01)	$0.67	$(5.75)	$0.99
Diluted earnings (loss) per share	$(6.01)	$0.66	$(5.75)	$0.98
Weighted average common shares	15,040,407	15,514,042	15,211,901	15,679,556
Weighted average diluted common shares	15,040,407	15,708,038	15,211,901	15,896,605

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Interest and dividend income
Loans, including fees	$32,278	$32,627	$34,376	$36,687	$38,051
Securities, taxable	3,476	4,017	4,620	4,615	4,673
Securities, nontaxable	923	880	966	1,037	1,045
Federal funds sold and other	405	409	595	645	780
Total interest and dividend income	37,082	37,933	40,557	42,984	44,549
Interest expense
Deposits	3,064	3,899	6,864	8,533	10,507
Federal funds purchased and retail repurchase agreements	25	24	31	39	50
Federal Home Loan Bank advances	471	552	1,175	1,564	1,957
Federal Reserve Bank discount window	—	6	—	—	—
Bank stock loan	—	306	109	147	198
Subordinated debentures	1,415	255	283	296	311
Total interest expense	4,975	5,042	8,462	10,579	13,023

Net interest income	32,107	32,891	32,095	32,405	31,526
Provision for loan losses	815	12,500	9,940	1,055	679
Net interest income after provision for loan losses	31,292	20,391	22,155	31,350	30,847
Non-interest income
Service charges and fees	1,706	1,365	2,026	2,241	2,268
Debit card income	2,491	2,201	2,043	2,101	2,205
Mortgage banking	877	831	590	769	820
Increase in value of bank-owned life insurance	489	481	482	504	507
Net gains (losses) from securities transactions	—	4	8	(3)	4
Other	922	850	157	1,029	768
Total non-interest income	6,485	5,732	5,306	6,641	6,572
Non-interest expense
Salaries and employee benefits	13,877	12,695	13,504	11,918	13,039
Net occupancy and equipment	2,224	2,119	2,235	2,342	2,177
Data processing	2,817	2,763	2,663	2,688	2,673
Professional fees	877	943	1,367	1,359	991
Advertising and business development	598	403	696	901	806
Telecommunications	486	390	487	486	523
FDIC insurance	360	414	517	109	111
Courier and postage	366	353	384	328	352
Free nationwide ATM cost	439	327	420	440	459
Amortization of core deposit intangibles	1,030	974	802	820	784
Loan expense	107	287	234	267	165
Other real estate owned	133	269	308	381	(88)
Goodwill impairment	104,831	—	—	—	—
Other	2,690	2,000	2,141	2,807	2,231
Total non-interest expense	130,835	23,937	25,758	24,846	24,223
Income (loss) before income tax	(93,058)	2,186	1,703	13,145	13,196
Provision for income taxes (benefit)	(2,653)	497	445	3,131	2,790
Net income (loss) and net income (loss) allocable to common stockholders	$(90,405)	$1,689	$1,258	$10,014	$10,406
Basic earnings (loss) per share	$(6.01)	$0.11	$0.08	$0.65	$0.67
Diluted earnings (loss) per share	$(6.01)	$0.11	$0.08	$0.64	$0.66
Weighted average common shares	15,040,407	15,209,483	15,387,697	15,442,841	15,514,042
Weighted average diluted common shares	15,040,407	15,304,009	15,595,024	15,684,673	15,708,038

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
ASSETS
Cash and due from banks	$65,534	$178,045	$141,989	$88,973	$167,895
Federal funds sold	305	245	263	318	158
Cash and cash equivalents	65,839	178,290	142,252	89,291	168,053
Interest-bearing time deposits in other banks	499	2,248	2,498	2,498	3,497
Available-for-sale securities	798,576	177,228	187,812	142,067	152,680
Held-to-maturity securities(1)	—	662,522	721,992	769,059	764,163
Loans held for sale	9,053	4,802	6,494	5,933	8,784
Loans, net of allowance for loan losses(2)	2,691,626	2,772,256	2,485,208	2,544,420	2,583,049
Other real estate owned, net	8,727	7,374	5,870	8,293	5,944
Premises and equipment, net	86,087	87,055	84,732	84,478	84,481
Bank-owned life insurance	76,555	76,066	75,585	75,103	74,599
Federal Reserve Bank and Federal Home Loan Bank stock	32,545	31,832	31,662	31,137	31,710
Interest receivable	18,110	19,598	15,549	15,738	16,994
Goodwill	31,601	136,432	136,432	136,432	136,432
Core deposit intangibles, net	17,101	18,131	19,105	19,907	20,727
Other	29,252	31,435	28,641	25,222	23,550
Total assets	$3,865,571	$4,205,269	$3,943,832	$3,949,578	$4,074,663
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$693,967	$756,613	$508,441	$481,298	$488,214
Total non-interest-bearing deposits	693,967	756,613	508,441	481,298	488,214
Savings, NOW and money market	1,816,307	1,800,132	1,668,145	1,749,048	1,689,606
Time	623,344	690,522	783,811	833,170	929,109
Total interest-bearing deposits	2,439,651	2,490,654	2,451,956	2,582,218	2,618,715
Total deposits	3,133,618	3,247,267	2,960,397	3,063,516	3,106,929
Federal funds purchased and retail repurchase agreements	46,295	51,557	37,113	35,708	40,652
Federal Home Loan Bank advances	167,862	344,900	389,620	324,373	410,093
Bank stock loan	—	—	40,000	8,990	14,770
Subordinated debentures	87,537	55,575	14,638	14,561	14,485
Contractual obligations	5,478	5,571	5,781	5,836	3,744
Interest payable and other liabilities	22,609	20,633	18,932	18,534	16,940
Total liabilities	3,463,399	3,725,503	3,466,481	3,471,518	3,607,613
Commitments and contingent liabilities
Stockholders’ equity
Common stock	174	174	174	174	174
Additional paid-in capital	386,016	384,955	383,850	382,731	382,155
Retained earnings	38,300	128,704	127,015	125,757	115,743
Accumulated other comprehensive income (loss)	21,074	3,390	3,769	(3)	(423)
Employee stock loans	(43)	(43)	(43)	(77)	(77)
Treasury stock	(43,349)	(37,414)	(37,414)	(30,522)	(30,522)
Total stockholders’ equity	402,172	479,766	477,351	478,060	467,050
Total liabilities and stockholders’ equity	$3,865,571	$4,205,269	$3,943,832	$3,949,578	$4,074,663

(1) Fair market value of held-to-maturity securities	$—	$689,206	$750,900	$783,911	$778,966
(2) Allowance for loan losses	34,087	34,078	21,915	12,232	17,875

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Loans Held-For-Investment by Type
Commercial real estate	$1,188,329	$1,191,336	$1,200,762	$1,158,022	$1,183,305
Commercial and industrial	857,244	883,355	542,571	592,052	585,797
Residential real estate	402,242	442,486	480,603	503,439	531,257
Agricultural real estate	127,349	129,080	130,795	141,868	143,718
Consumer	67,465	71,037	64,799	68,378	70,944
Agricultural	83,084	89,040	87,593	92,893	85,903
Total loans held-for-investment	2,725,713	2,806,334	2,507,123	2,556,652	2,600,924
Allowance for loan losses	(34,087)	(34,078)	(21,915)	(12,232)	(17,875)
Net loans held-for-investment	$2,691,626	$2,772,256	$2,485,208	$2,544,420	$2,583,049

Asset Quality Ratios
Allowance for loan losses to total loans	1.25%	1.21%	0.87%	0.48%	0.69%
Past due or nonaccrual loans to total loans	2.12%	1.88%	2.47%	1.66%	2.23%
Nonperforming assets to total assets	1.60%	1.37%	1.22%	1.19%	1.40%
Nonperforming assets to total loans plus other real estate owned	2.26%	2.05%	1.92%	1.83%	2.19%
Classified assets to bank total regulatory capital	18.85%	20.81%	19.50%	21.24%	29.79%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$802,525	$877,308	$907,910	$911,923	$926,839
Total gross loans receivable	2,758,680	2,806,865	2,525,344	2,568,301	2,646,454
Interest-earning assets	3,679,168	3,786,629	3,519,267	3,563,642	3,657,970
Total assets	4,041,187	4,159,336	3,888,205	3,932,909	4,030,606
Interest-bearing deposits	2,430,407	2,487,187	2,531,508	2,563,519	2,673,007
Borrowings	377,158	384,727	355,303	377,561	390,562
Total interest-bearing liabilities	2,807,565	2,871,914	2,886,811	2,941,080	3,063,569
Total deposits	3,145,810	3,257,631	3,021,181	3,055,275	3,152,785
Total liabilities	3,558,099	3,675,731	3,405,638	3,459,347	3,567,354
Total stockholders' equity	483,088	483,605	482,567	473,562	463,252
Tangible common equity*	329,039	327,411	325,470	315,569	304,492

Performance ratios
Return on average assets (ROAA) annualized	(8.90)%	0.16%	0.13%	1.01%	1.02%
Return on average assets before income tax, provision for loan losses and goodwill impairment*	1.24%	1.42%	1.20%	1.43%	1.37%
Return on average equity (ROAE) annualized	(74.45)%	1.40%	1.05%	8.39%	8.91%
Return on average equity before income tax, provision for loan losses and goodwill impairment*	10.37%	12.21%	9.70%	11.90%	11.88%
Return on average tangible common equity (ROATCE) annualized*	(108.31)%	3.03%	2.35%	13.42%	14.38%
Return on average tangible common equity adjusted for goodwill impairment*	12.02%	3.03%	2.35%	13.42%	14.38%
Yield on loans annualized	4.65%	4.68%	5.47%	5.67%	5.70%
Cost of interest-bearing deposits annualized	0.50%	0.63%	1.09%	1.32%	1.56%
Cost of total deposits annualized	0.39%	0.48%	0.91%	1.11%	1.32%
Net interest margin annualized	3.47%	3.49%	3.67%	3.61%	3.42%
Efficiency ratio*	67.38%	61.98%	68.88%	63.63%	63.59%
Non-interest income / average assets	0.64%	0.55%	0.55%	0.67%	0.65%
Non-interest expense / average assets	12.88%	2.31%	2.66%	2.51%	2.38%

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

Capital Ratios
Tier 1 Leverage Ratio	8.76%	8.52%	9.02%	9.02%	8.49%
Common Equity Tier 1 Capital Ratio	12.76%	12.02%	11.67%	11.63%	11.08%
Tier 1 Risk Based Capital Ratio	13.32%	12.57%	12.20%	12.15%	11.59%
Total Risk Based Capital Ratio	17.35%	15.33%	13.00%	12.59%	12.21%
Total stockholders' equity to total assets	10.40%	11.41%	12.10%	12.10%	11.46%
Tangible common equity to tangible assets*	9.23%	8.00%	8.47%	8.45%	7.88%
Book value per common share	$27.08	$31.53	$31.41	$30.95	$30.25
Tangible book value per common share*	$23.72	$21.29	$21.10	$20.75	$19.99
Tangible book value per diluted common share*	$23.57	$21.13	$20.96	$20.39	$19.73

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the nine months ended			For the nine months ended
	September 30, 2020			September 30, 2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$757,772	$26,788	4.72%	$566,658	$28,221	6.66%
Commercial real estate	942,478	36,533	5.18%	1,035,634	41,401	5.34%
Real estate construction	245,167	8,644	4.71%	204,642	10,449	6.83%
Residential real estate	464,340	14,528	4.18%	518,110	18,192	4.69%
Agricultural real estate	133,302	5,574	5.59%	138,861	6,105	5.88%
Consumer	67,255	3,461	6.87%	70,529	4,060	7.70%
Agricultural	86,874	3,753	5.77%	86,463	4,183	6.47%
Total loans	2,697,188	99,281	4.92%	2,620,897	112,611	5.74%
Securities
Taxable securities	737,010	12,113	2.20%	780,813	14,724	2.52%
Nontaxable securities	125,352	2,769	2.95%	142,735	3,143	2.94%
Total securities	862,362	14,882	2.31%	923,548	17,867	2.59%
Federal funds sold and other	102,202	1,409	1.84%	84,045	2,037	3.24%
Total interest-earning assets	$3,661,752	115,572	4.22%	$3,628,490	132,515	4.88%
Interest-bearing liabilities
Savings, NOW and money market deposits	$1,754,759	4,923	0.37%	$1,705,612	16,914	1.33%
Time deposits	728,083	8,904	1.63%	997,270	15,467	2.07%
Total interest-bearing deposits	2,482,842	13,827	0.74%	2,702,882	32,381	1.60%
FHLB advances	271,548	2,198	1.08%	266,118	5,103	2.56%
Other borrowings	100,864	2,454	3.25%	70,044	1,578	3.01%
Total interest-bearing liabilities	$2,855,254	18,479	0.86%	$3,039,044	39,062	1.72%

Net interest income		$97,093			$93,453
Interest rate spread			3.36%			3.16%

Net interest margin (2)			3.54%			3.44%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2020			September 30, 2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$848,096	$8,400	3.94%	$562,399	$8,845	6.24%
Commercial real estate	979,775	12,886	5.23%	1,012,393	14,678	5.75%
Real estate construction	214,775	2,233	4.14%	211,235	3,191	6.00%
Residential real estate	429,965	4,733	4.38%	561,423	6,402	4.52%
Agricultural real estate	131,725	1,718	5.19%	140,693	2,115	5.96%
Consumer	69,485	1,104	6.32%	71,688	1,441	7.97%
Agricultural	84,859	1,204	5.65%	86,623	1,379	6.32%
Total loans	2,758,680	32,278	4.65%	2,646,454	38,051	5.70%
Securities
Taxable securities	683,630	3,476	2.02%	782,994	4,673	2.37%
Nontaxable securities	118,895	923	3.09%	143,845	1,045	2.88%
Total securities	802,525	4,399	2.18%	926,839	5,718	2.45%
Federal funds sold and other	117,963	405	1.36%	84,677	780	3.66%
Total interest-earning assets	$3,679,168	37,082	4.01%	$3,657,970	44,549	4.83%
Interest-bearing liabilities
Savings, NOW and money market deposits	$1,784,891	875	0.19%	$1,707,459	5,389	1.25%
Time deposits	645,516	2,189	1.35%	965,548	5,118	2.10%
Total interest-bearing deposits	2,430,407	3,064	0.50%	2,673,007	10,507	1.56%
FHLB advances	248,437	471	0.75%	320,528	1,957	2.42%
Other borrowings	128,721	1,440	4.45%	70,034	559	3.17%
Total interest-bearing liabilities	$2,807,565	4,975	0.70%	$3,063,569	13,023	1.69%

Net interest income		$32,107			$31,526
Interest rate spread			3.31%			3.14%

Net interest margin (2)			3.47%			3.42%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2020			June 30, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$848,096	$8,400	3.94%	$868,302	$8,378	3.88%
Commercial real estate	979,775	12,886	5.23%	934,186	12,192	5.25%
Real estate construction	214,775	2,233	4.14%	253,672	2,837	4.50%
Residential real estate	429,965	4,733	4.38%	467,246	4,854	4.18%
Agricultural real estate	131,725	1,718	5.19%	130,533	1,955	6.02%
Consumer	69,485	1,104	6.32%	65,096	1,145	7.07%
Agricultural	84,859	1,204	5.65%	87,830	1,266	5.80%
Total loans	2,758,680	32,278	4.65%	2,806,865	32,627	4.68%
Securities
Taxable securities	683,630	3,476	2.02%	753,332	4,017	2.14%
Nontaxable securities	118,895	923	3.09%	123,976	880	2.86%
Total securities	802,525	4,399	2.18%	877,308	4,897	2.24%
Federal funds sold and other	117,963	405	1.36%	102,456	409	1.61%
Total interest-earning assets	$3,679,168	37,082	4.01%	$3,786,629	37,933	4.03%
Interest-bearing liabilities
Savings, NOW and money market deposits	$1,784,891	875	0.19%	$1,754,280	923	0.21%
Time deposits	645,516	2,189	1.35%	732,907	2,976	1.63%
Total interest-bearing deposits	2,430,407	3,064	0.50%	2,487,187	3,899	0.63%
FHLB advances	248,437	471	0.75%	270,785	552	0.82%
Other borrowings	128,721	1,440	4.45%	113,942	591	2.08%
Total interest-bearing liabilities	$2,807,565	4,975	0.70%	$2,871,914	5,042	0.71%

Net interest income		$32,107			$32,891
Interest rate spread			3.31%			3.32%

Net interest margin (2)			3.47%			3.49%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019

Income before income taxes	$(93,058)	$2,186	$1,703	$13,145	$13,196
Add: goodwill impairment	104,831	—	—	—	—
Less: tax effect	2,649	497	445	3,131	2,790
Adjusted income	$9,124	$1,689	$1,258	$10,014	$10,406
Weighted average common shares outstanding	15,040,407	15,209,483	15,387,697	15,442,841	15,514,042
Effect of weighted average dilutive shares assuming positive net income	82,804	94,526	207,327	241,832	193,996
Weighted average diluted shares	15,123,211	15,304,009	15,595,024	15,684,673	15,708,038
Diluted earnings per share adjusted for goodwill impairment	$0.60	$0.11	$0.08	$0.64	$0.66

Total stockholders' equity	$402,172	$479,766	$477,351	$478,060	$467,050
Less: goodwill	31,601	136,432	136,432	136,432	136,432
Less: core deposit intangibles, net	17,101	18,131	19,105	19,907	20,727
Less: mortgage servicing asset, net	1	2	4	5	7
Less: naming rights, net	1,141	1,152	1,163	1,174	1,184
Tangible common equity	$352,328	$324,049	$320,647	$320,542	$308,700
Common shares issued at period end	14,853,487	15,218,301	15,198,986	15,444,434	15,440,334
Diluted common shares outstanding at period end	14,945,282	15,333,977	15,297,319	15,719,810	15,647,456
Book value per common share	$27.08	$31.53	$31.41	$30.95	$30.25
Tangible book value per common share	$23.72	$21.29	$21.10	$20.75	$19.99
Tangible book value per diluted common share	$23.57	$21.13	$20.96	$20.39	$19.73

Total assets	$3,865,571	$4,205,269	$3,943,832	$3,949,578	$4,074,663
Less: goodwill	31,601	136,432	136,432	136,432	136,432
Less: core deposit intangibles, net	17,101	18,131	19,105	19,907	20,727
Less: mortgage servicing asset, net	1	2	4	5	7
Less: naming rights, net	1,141	1,152	1,163	1,174	1,184
Tangible assets	$3,815,727	$4,049,552	$3,787,128	$3,792,060	$3,916,313
Total stockholders' equity to total assets	10.40%	11.41%	12.10%	12.10%	11.46%
Tangible common equity to tangible assets	9.23%	8.00%	8.47%	8.45%	7.88%

Total average stockholders' equity	$483,088	$483,605	$482,567	$473,562	$463,252
Less: average intangible assets	154,049	156,194	157,097	157,993	158,760
Average tangible common equity	$329,039	$327,411	$325,470	$315,569	$304,492
Net income (loss) allocable to common stockholders	$(90,405)	$1,689	$1,258	$10,014	$10,406
Add: goodwill impairment	$104,831	$—	$—	$—	$—
Less: tax effect of goodwill impairment	$5,305	$—	$—	$—	$—
Adjusted net income (loss) plus goodwill impairment	$9,121	$1,689	$1,258	$10,014	$10,406
Amortization of intangible assets	1,043	986	814	833	797
Less: tax effect of intangible assets amortization	234	207	171	175	167
Adjusted net income (loss) allocable to common stockholders	$9,930	$2,468	$1,901	$10,672	$11,036
Return on total average stockholders' equity (ROAE) annualized	(74.45)%	1.40%	1.05%	8.39%	8.91%
Return on average tangible common equity (ROATCE) annualized	(108.31)%	3.03%	2.35%	13.42%	14.38%
Adjusted return on average tangible common equity	12.01%	3.03%	2.35%	13.42%	14.38%

Equity Bancshares, Inc.

PRESS RELEASE - 10/20/2020

Non-interest expense	$130,835	$23,937	$25,758	$24,846	$24,223
Less: goodwill impairment	104,831	—	—	—	—
Non-interest expense, excluding goodwill impairment	$26,004	$23,937	$25,758	$24,846	$24,223
Net interest income	$32,107	$32,891	$32,095	$32,405	$31,526
Non-interest income	6,485	5,732	5,306	6,641	6,572
Less: net gains (losses) from securities transactions	—	4	8	(3)	4
Non-interest income, excluding gains (losses) from securities transactions	$6,485	$5,728	$5,298	$6,644	$6,568
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$38,592	$38,619	$37,393	$39,049	$38,094
Non-interest expense to net interest income plus non-interest income	339.02%	61.98%	68.87%	63.63%	63.58%
Efficiency ratio	67.38%	61.98%	68.88%	63.63%	63.59%
Net income (loss) allocable to common stockholders	$(90,405)	$1,689	$1,258	$10,014	$10,406
Add: income tax provision	(2,653)	497	445	3,131	2,790
Add: provision for loan losses	815	12,500	9,940	1,055	679
Add: goodwill impairment	104,831	—	—	—	—
Adjusted net income	$12,588	$14,686	$11,643	$14,200	$13,875
Total average assets	$4,041,187	$4,159,336	$3,888,205	$3,932,909	$4,030,606
Total average stockholders' equity	$483,088	$483,605	$482,567	$473,562	$463,252
Return on average assets (ROAA) annualized	(8.90)%	0.16%	0.13%	1.01%	1.02%
Adjusted return on average assets	1.24%	1.42%	1.20%	1.43%	1.37%
Adjusted return on average equity	10.37%	12.21%	9.70%	11.90%	11.88%